                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
CMG Funding Corp.
(Formerly Continental Mortgage Group, L.C.)


We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial Data of Real Trust Asset Corporation and CMG Funding Corp." in the prospectus.


                                                           KPMG PEAT MARWICK LLP


Salt Lake City, Utah
May 11, 1998

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Real Trust Asset Corporation


We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial Data of Real Trust Asset Corporation and CMG Funding Corp." in the prospectus.


                                                           KPMG PEAT MARWICK LLP


Salt Lake City, Utah
May 11, 1998